KemPharm

First Quarter 2021 Results

May 13, 2021

Cautionary Note Regarding Presentation Information

This presentation may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements include statements regarding the timing of the potential commercial launch of AZSTARYS, the market outlook for AZSTARYS, potential regulatory and sales milestone and royalty payments pursuant to the License Agreement with an affiliate of Gurnet Point Capital, the potential benefits of AZSTARYS, the clinical development of KP879, the potential benefits of SDX being classified as a Schedule IV controlled substance, and KemPharm's forecasted cash runway. These forward-looking statements are based on information currently available to KemPharm and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning KemPharm's business are described in detail in the "Risk Factors" section of KemPharm's Annual Report on Form 10-K for the year ended December 31, 2020, KemPharm's Quarterly Report for the quarter ended March 31, 2021, and KemPharm's other filings with the Securities and Exchange Commission. KemPharm is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

This presentation also may contain estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Q1 2021 Results Call Participants

- **Travis Mickle, Ph.D.** – President & Chief Executive Officer
- **R. LaDuane Clifton, CPA** – Chief Financial Officer, Secretary & Treasurer

KemPharm: Q1 2021 and Recent Highlights

AZSTARYS™ (KP415)	**Improved Financial Position**
- FDA has approved AZSTARYS NDA - Corium expected to launch in H2 2021 - Now eligible to receive up to $590 million for regulatory and sales milestone payments, per amended License Agreement - New top-level sales tier for royalty rates on U.S. net sales + increased royalty rates throughout AZSTARYS patents (2037)	- Multi-phase financial restructure process completed - KMPH stock re-listed on Nasdaq effective Jan 8, 2021 - Debt repaid in full on Feb 8, 2021 - Recent AZSTARYS-related milestones further strengthen cash position - Cash on hand as of Mar 31, 2021 = $76.0M
SDX Schedule IV Classification	**Beyond AZSTARYS**
- SDX classified as Schedule IV Controlled Substance by the DEA - HHS and DEA determined that SDX has generally low potential for abuse and a lower potential for abuse when compared to d-MPH - Key differentiator for AZSTARYS[1], KP484 and KP879	- KP879 IND cleared by FDA; initiation of clinical trial program expected by mid-2021 - Expanded services agreement with Corium adds additional revenue - KVK-Tech/Sure Med collaboration for APADAZ, Perspectives in Care program gaining traction

[1] AZSTARYS is a Schedule II controlled substance which contains SDX, a Schedule IV prodrug of d-methylphenidate

ASTARYS™ Approval

✓ **On March 2, 2021, the FDA approved AZSTARYS (serdexmethylphenidate and dexmethylphenidate capsules, for oral use, CII) A New Once-Daily Treatment for ADHD**

- Consists of serdexmethylphenidate (SDX), KemPharm's prodrug of d-methylphenidate (d-MPH), co-formulated with immediate-release d-MPH
- Corium expects to make AZSTARYS commercially available in the U.S. as early as the second half of 2021

✓ **AZSTARYS NDA Approval is a Significant Milestone for KemPharm**

- Demonstrates value potential of SDX and KemPharm's groundbreaking LAT® platform
- License Agreement with an affiliate of GPC provides significant economic benefits to KemPharm tied to the commercial launch of AZSTARYS

✓ **Approved label for AZSTARYS provides significant differentiation, which required a re-thinking of commercial forecasts and long-term possibilities**

- The totality of various label elements, including administration, height and weight data from clinical trials experience, pharmacokinetics and efficacy data, all provide potential differentiation as compared to currently available d-MPH products for ADHD

Amendment to License Agreement w/ Affiliate of GPC

✓ **Post-Approval commercial assessments conducted separately and together with the GPC team led to a renegotiation of the economic terms of the KP415 License Agreement**

- Total potential regulatory and sales milestone payments increased to **$590M** from $468M (these are in addition to $15M in upfront and NDA acceptance milestones already paid)
- Added **new top-level sales tier for royalty rates** on U.S. net sales and **increased peak royalty rate throughout the life** of the patents that cover AZSTARYS through 2037. Those rates range, on a product-by-product basis, from a percentage in the high single digits up to the mid-twenties for U.S. net sales
- KemPharm received **$10M** regulatory milestone payment for FDA approval of AZSTARYS; now eligible for additional **$10M** regulatory milestone following DEA scheduling of SDX (May 7, 2021)
- **Four additional sales milestone tiers added**, including three lower-level sales tiers and a new top-level sales tier
- Sales milestones available under the amended License Agreement total **$550M**, as compared to $420M in the original agreement

AZSTARYS™ Commercialization - Reasons for Optimism

- Corium preparing for commercial launch as early as the second half of 2021
  - Target date aligns with start of school in Aug./Sept.
  - Manufacturing validation underway
  - Corium is led by Perry Sternberg, President and CEO, as well as many other executives with prior experience at Shire
- Based on the approval label for AZSTARYS, peak market share may be greater than original forecasts
- Some payors have indicated initial receptivity to AZSTARYS and the differentiation that it may provide for patients
- Recent SDX Schedule IV classification by DEA potentially increases appeal of AZSTARYS[1] among prescribers and patients
- Amended License Agreement allows GPC to re-allocate resources to Corium's efforts, with the goal to optimize the commercial launch
  - *Additional investment in commercialization activities could potentially accelerate the ramp to peak, as compared to original forecasts*

[1] AZSTARYS is a Schedule II controlled substance which contains SDX, a Schedule IV prodrug of d-methylphenidate

Serdexmethylphenidate (SDX) – Schedule IV Classification

- SDX recently classified as a Schedule IV Controlled Substance by DEA
  - AZSTARYS classified as a Schedule II controlled substance as it includes a 70:30 mixture of SDX (Schedule IV) and d-MPH (Schedule II), respectively
- SDX Schedule IV classification based on eight-factor analysis by HHS, which concluded that, "SDX is related in action and effect to the schedule IV substance phentermine, and can therefore be expected to have a similar potential for abuse."
- HHS also affirmed that, "in clinical studies, SDX demonstrated a lower potential for abuse when compared to d-MPH."
- SDX is the sole API in KP879
  - For KP879, if approved, Schedule IV classification could allow physicians to prescribe KP879 knowing that it may have a significantly lower potential for abuse when treating Stimulant Use Disorder (SUD)

Key Differences between Schedule C-II and C-IV Methylphenidate Products

	All Current Methylphenidate Products	Serdexmethylphenidate (SDX)
Current DEA Schedule	C-II	C-IV
Refills Allowed?	No	Yes
Duration of Script/Refills?	None	Up to 6 months total
Delivery of Prescription	Written or electronic only	Phone, fax, written or electronic
Similar abuse potential as phentermine	No	Yes

- Specific advantages of a C-IV SDX include:
  - KP879 could be C-IV as well, if approved
  - Other SDX containing products may be C-IV
  - Since amphetamine-based prodrugs (KP922) have similar properties as SDX, the possibility for lower schedule exists with those candidates

Financial Update

Multi-Phase Financial Restructuring Completed

- Series of transactions enabled the restructure of the balance sheet and strengthened our financial position
- Transactions culminated in aggregate gross proceeds of approximately $94 million, enabling KemPharm to:
  - Regain its listing on The Nasdaq Capital Market as of Jan 8, 2021
  - Eliminate all of the Company's debt as of Feb 8, 2021
  - Add a substantial amount of new capital to propel the Company's growth efforts
- Incremental capital in-flows continue as associated warrants are exercised
  - 5-year life
  - Strike prices range from $6.36 – $8.125 per share
- KemPharm is now positioned with a solid balance sheet and a significantly extended cash runway that provides greater operating and strategic flexibility

Q1 2021 Financial Results

- Revenue of $12.1M, primarily comprised of a milestone payment of $10.0M related to the AZSTARYS NDA approval and services revenue of $2.1M under the Corium consulting arrangement
- Net loss of ($10.3M), or ($0.54) per basic and diluted share, compared to net loss of ($5.8M), or ($1.92) per basic share and diluted share for Q1 2020, primarily driven by non-cash loss on extinguishment of debt of ($16.9M) from the financial restructuring completed during Q1 2021
- Operating income of $7.0M, or $0.36 per basic and diluted share, primarily driven by an increase in revenue of $10.0M and a net decrease in operating expenses of $0.7M as compared to Q1 2020
- R&D expenses were $2.3M, a 7% increase compared to Q1 2020
- G&A expenses were $1.9M, a 16% decrease compared to Q1 2020

Q1 2021 Balance Sheet Update

- As of Mar 31, 2021, total cash[1] was $76.0M, an increase of $71.7M compared to Dec 31, 2020
- Total debt, net, of $67.7M at Dec 31, 2020, **has been fully extinguished**:
  - Paid $30.3M out of cash proceeds received in Jan 2021 offering
  - Converted $31.5M of principal and interest into preferred stock in Jan 2021
  - Paid $8.0M of principal, interest and prepayment fee paid in Feb 2021
- As of Mar 31, 2021:
  - 28,480,156 common shares outstanding
  - 38,379,718 fully diluted shares outstanding, which includes 9,544,693 of shares issuable upon exercise of warrants
  - No preferred stock outstanding

1 - Includes cash, cash equivalents and restricted cash.

KemPharm: Looking Ahead

AZSTARYS™ (KP415)

- KemPharm continues to actively support Corium's commercial launch effort which is expected in H2 2021
- Additional clinical work around preschool age group (4-5 yr.) expected in 2021
- Expect royalties and sales milestones in 2022 and beyond

Improved Financial Position

- Cash on hand as of Mar 31, 2021 = $76.0M
- Recent AZSTARYS-related milestones further strengthen cash position

KP879

- SDX classified as Schedule IV Controlled Substance by the DEA
- KP879 IND cleared by FDA; initiation of clinical trial program expected by mid-2021
- Additional timing and details to come

Beyond AZSTARYS

- Expanded services agreement with Corium adds additional revenue
- KVK-Tech/Sure Med collaboration for APADAZ, Perspectives in Care program gaining traction
- Continued evaluation of pipeline and other value-creating opportunities

KemPharm

First Quarter 2021 Results

May 13, 2021